EXHIBIT 32

In connection with the quarterly report of EFLO Energy, Inc., (the “Company”) on Form 10-Q for the six and three months ended February 28, 2013 as filed with the Securities Exchange Commission on the date hereof (the “Report”), we, Keith Macdonald, Principal Executive Officer and Robert Wesolek, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: April 15, 2013	EFL OVERSEAS, INC.

/s/ Keith Macdonald
Keith Macdonald,
Principal Executive Officer

Date: April 15, 2013

/s/ Robert Wesolek
Robert Wesolek,
Principal Financial Officer